EXHIBIT 10.4









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                             PROMISSORY NOTE
                             ---------------


                           dated June 30, 2005

                                   from

                          BLAZING HOLDING, INC.

                                        Maker

                                    to

                       PENDER INTERNATIONAL, INC.

                                        Payee



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                               PROMISSORY NOTE
                               ---------------

STATE OF NEW YORK, COUNTY OF  NEW YORK, ss.

                                                                 June 30, 2005

US$3,000,000.00

          FOR VALUE RECEIVED, BLAZING HOLDING, INC., an Ontario corporation, having an address at 90 Glenayr Road, Richmond Hill, ON L4B 2V4, Canada, ("Maker"), hereby covenants and promises to pay to PENDER INTERNATIONAL, INC., a Delaware corporation, having an address at 123 Commerce Valley Drive East, #300, Thornhill, ON L3T 7W8 Canada, ("Payee"), or order, at Payee's address first above written or at such other address as Payee may designate in writing, Three Million Dollars (US$3,000,000.00), lawful money of the United States of America, together with interest thereon computed from the date hereof at a rate per annum equal to TWO percentage points above the prime rate charged at 8:00 a.m. New York Time on the date hereof by Citibank, N.A. at its principal office, which principal and interest shall be payable, interest only at the aforesaid rate in quarter annual installments commencing on the 30th day of September, 2005, and continuing on the 30th day of each succeeding December, March, June and September, until June 30, 2010, on which date all outstanding principal and accrued interest shall be due and payable.


Maker covenants and agrees with Payee following:

          1. Maker will pay the indebtedness evidenced by this Note as provided herein.

          2. This Note is secured by a Stock Pledge Agreement and Security Agreement of even date herewith (the "Stock Pledge Agreement and Security Agreement").

          3. Maker shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, without penalty, upon ten days prior written notice to Payee.

          4. Maker hereby waives presentment for payment, demand, protest, and notice of dishonor.

          5. Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently given or made if given by personal service or by Federal Express courier or by certified or registered mail, return receipt requested, addressed, if to Maker, at Maker's address first above written, or if to Payee, at Payee's address first above written. Either party may change its address by like notice to the other party.

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          6.  This Note may not be changed or terminated orally, but only an agreement in writing signed by the party against whom enforcement of any change, modification, termination, waiver, or discharge is sought. This Note shall be construed and enforced in accordance with the laws of New York.

          IN WITNESS WHEREOF Maker has executed this Note on the date first above written.



                                           BLAZING HOLDING, INC.


                                           Per /s/ Vincent Bordenca
                                               ----------------------------
                                               VINCENT BORDENCA, President






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Acknowledgment for BLAZING HOLDING, INC.:

STATE OF NEW YORK, COUNTY OF                     , ss.

          On the 29th day of June, 2005, before me, the undersigned notary public, personally appeared Vincent Bordenca, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                                /s/ Minh-Ngoc Pham
                                                ------------------------------
                                                Notary Public
                                                My commission expires on

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